PLEDGE AND SECURITY AGREEMENT

                  PLEDGE AND SECURITY AGREEMENT (the "Agreement"), dated as of September 27, 2000, made by GARY D. MORGAN, an individual having an address c/o Win- Gate Equity Group, Inc.,45 Broadway, New York, New York 10006 (the"Pledgor") to COLPAFINSA S.A., a corporation organized under the laws of the Republic of Panama, having its principal offices at Calle 50 y Aquilino de la Guardia, Torre Banco Continental, Piso 30, Panama City, Republic of Panama ("Lender A") and GNB BANK PANAMA S.A.a bank organized under the laws of the Republic of Panama, having its offices at Calle Manuel Icaza N0 18, Panama City, Republic of Panama ("Lender B").

                  PRELIMINARY STATEMENTS


                  (1) The Pledgor is the owner of 4,000,000 shares of the common stock (the "Pledged Shares") of WIN-GATE EQUITY GROUP, INC. ("Win-Gate" or the "Borrower");

                  (2) Lender A and Win-Gate have entered into a Loan Agreement, dated as of September 27, 2000 (the "Loan A Agreement") pursuant to which Win-Gate issued to Lender A a promissory note (the "Note A"), payable under the terms and conditions set forth thereto, for the sum of US$4,000,000;

                  (3) Lender B entered into a Loan Agreement, dated as of February 29, 2000 as amended this date (the "Loan B Agreement"), pursuant to which Win-Gate issued to Lender B a promissory note ("Note B") for the original principal sum of US$5,000,000;

                  (4) It is a condition precedent to the availability of the funds by Lender A under the Loan A Agreement that the Pledgor secures the punctual payments contemplated thereto and in Note A when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under the Loan A Agreement, whether for principal, interest, fees, expenses or otherwise and the accuracy of the representations and warranties of the Borrower under the Loan A Agreement (such obligations being the "Loan A Obligations") by the pledge contemplated in this Agreement;

                  (5) In order to secure the punctual payments contemplated in Loan B Agreement and in Note B when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under Loan B Agreement, whether for principal, interest, fees, expenses or otherwise and the accuracy of the representations and warranties of the Borrower under the Loan B Agreement (such obligations being the "Loan B Obligations") by the pledge contemplated in this Agreement;

                  (6) Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Loan A Agreement and the Loan B Agreement (collectively the "Loan Agreements").


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                  NOW, THEREFORE in consideration of the premises and (i) as an inducement to Lender A to enter the Loan A Agreement and (ii) to provide collateral to Lender B under the Loan B Agreement, the parties hereto agree as follows:

                  SECTION 1. Pledge. The Pledgor hereby pledges and grants to Lender A and to Lender B (collectively the "Lenders") for their benefit a first lien and a security interest in the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect or in exchange for any or all of the Pledged Shares (the "Pledged Collateral").

                  SECTION 2. Security for Obligations. This Agreement secures the payment of the Loan A Obligations and the Loan B Obligations and all other obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations being individually and collectively, the "Obligations"). The Pledgor agrees to pay, including reasonable counsel fees and expenses, incurred by the Lenders in enforcing any rights under this Agreement.

                  SECTION 3. Pledge Absolute. The liability of the Pledgor under this Agreement shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of the Loan Agreements, or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to departure from the Loan Agreements;

                  (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations.

                  (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or the Pledgor.

                  SECTION 4. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledge Collateral shall be delivered in New York City to and held by or on behalf of the Lenders hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lenders. The Lenders shall have the right, without notice to the Pledgor, to transfer to or to register in the name of the Lenders any or all of the Pledged Collateral, subject only to the revocable rights specified in the second sentence of Section 16. In addition, the Lenders shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.



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                  SECTION 5. Representations and Warranties. The Pledgor
represents and warrants as follows:

                  (a) The Pledged Shares have been duly authorized and validly issued.

                  (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance (individually and collectively, the "Liens") except for the security interest created by this Agreement.

                  (c) The pledge and delivery of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

                  (d) No authorization, consent, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or self-regulatory organization is required for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

                  (e) Legal, Valid and Binding Nature. This Agreement is, and each other Operating Agreement to which the Pledgor may become a party will be, legal, valid and binding obligations of the Pledgor enforceable against him in accordance with their respective terms.

                  (f) Absence of Litigation. No actions, suits, proceedings or investigations are pending or threatened against or affecting the Pledgor, any of his subsidiaries or his properties before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would have a material adverse effect on the business, condition, financial or otherwise, properties or operations of the Pledgor.

                  (g) No Burdensome Agreements. The Pledgor is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would have a material adverse effect on his business, condition, financial or otherwise, operations or property or on his ability to carry out his obligations under this Agreement or any of the other Security Documents to which it is a party or may become a party.

                  (h) Payment of Taxes. The Pledgor has filed all tax returns (Federal, state, local and foreign) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for the payment thereof.

                  SECTION 6. Affirmative Covenants. The Pledgor convenants and agrees that, so long as any part of the Obligations shall remain unpaid or any Lender shall have any commitment under Note A and Note B (collectively the "Notes") or under the Loan Agreements, as the case may be, the Pledgor will, unless the Lenders shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations, orders and requirements of every duly constituted governmental or quasi-governmental authority or agency or self-regulatory organization applicable to the Pledgor.

                  (b) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon his property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon his property, provided, however, that it shall not be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings; and maintain appropriate reserves in respect of taxes, assessments, governmental charges and levies.

                  (c) Compliance with Terms of All Agreements. Perform all of his obligations under, and comply in all respects with the terms of, all agreements and other instruments of any nature, whether written or unwritten, to which the Pledgor is a party or becomes bound.

                  (d) Notification. Promptly advise the Lender of any action, claim or proceeding which has been commenced or threatened against the Pledgor or any of his assets.

                  SECTION 7. Negative Covenants. The Pledgor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or Lender A or Lender B shall have any commitment, the Pledgor will not, without the prior written consent of the Lenders:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist any Liens of any kind, or any other type of preferential arrangement, upon or with respect to any of his assets or properties of any character, whether now owned or hereafter acquired, except as permitted by the Loan Agreements.

                  (b) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except as permitted by the Loan Agreements.

                  (c) Sales, Etc. of Assets. Sell, lease, transfer, hypothecate, mortgage or otherwise dispose or encumber of any assets or properties.

                  SECTION 8. Further Assurances. The Pledgor agrees that at any time and from time to time, at his expense, he will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lenders to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral.

                  SECTION 9. Voting Rights; Dividends; Etc. (a) So long as no Event of Default (as defined in the Loan Agreements) or event that, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

                  (i) the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Operating Agreements and the existing agreement with Lender B dated as of February 29, 2000 as amended this date (the "February Agreement") subject, however, in all respects to the letter agreement of February 29,2000 between the Pledgor and Lender B, as amended as of this date, with respect to transfer and voting matters; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in Lenders' judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and, provided, further, that the Pledgor shall give the Lenders at least five days' written notice of the manner in which he intends to exercise, or the reasons for refraining from exercising, any such right.

                  (ii) The Lenders shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of an Event of Default or an event that, with the giving of notice or the lapse of time, or both, would become an Event of Default:

                  (i) All rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to
Section 6(a)(i) and to receive the dividends that it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Lenders who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends.

                  (ii) All dividends that are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Lenders, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lenders as Pledged Collateral in the same form as so received (with any necessary indorsement).

                  SECTION 10. Transfers and other Liens; Additional Shares. (a) The Pledgor agrees that he will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Liens, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

                  (b) The Pledgor agrees that he will (i) cause the issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by it, except to the Pledgor and
(ii) pledge hereunder, immediately upon his acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the issuer of the Pledged Shares.

                  SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

                  (a) Lenders may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and Lenders may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lenders may deem commercially reasonable. The Pledgor acknowledges that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lenders shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lenders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned; and

                  (b) Any cash held by the Lenders as Pledged Collateral and all cash proceeds received by the Lenders in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Lenders, be held by the Lenders as collateral for, and/or then or at any time thereafter applied in whole or in part by the Lenders for the ratable benefit of them. Any surplus of such cash or cash proceeds remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus;

                  SECTION 12. Subordination. Notwithstanding anything contained in this Agreement to the contrary, Lender B shall be considered senior in rights as to the Pledged Collateral (as between it and Lender A) with respect to the security interest and the Pledged Shares and Lender A is subordinated to Lender B, only.

                  SECTION 13. Expenses. The Pledgor will upon demand pay to the Lenders the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, and of any experts and agents, that the Lenders may incur in connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the right of the Lenders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

                  SECTION 14. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 15. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic and telex communication) and mailed or telegraphed or telexed or delivered, if to the Pledgor, addressed to it at the address at the outset of this Agreement and faxed to (212) 509-6148, Attention of Gary D. Morgan, if to the Lenders, at the address of them specified in the Loan Agreements, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

                  SECTION 16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations and after the termination of the obligations of the Lenders under the Loan Agreements, (ii) be binding upon the Pledgor, his successors and assigns. Upon the payment in full of the Obligations, the Pledgor shall be entitled to the return, upon his request and at his expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                  SECTION 17. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be effective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction,

                  SECTION 18. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Unless otherwise defined herein or in the Agreements, terms defined in
Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                           IN WITNESS WHEREOF, Pledgor has executed this
Agreement on the date hereinabove first written.

                                                     /S/ Gary D. Morgan
                                                     ---------------------
                                                     Gary D. Morgan

AGREED TO AND ACCEPTED:



COLPAFINSA S.A.


By: /s/ Camilo Verastegui
    -----------------------------------
Name:   Camilo Verastegui
Title:



GNB BANK PANAMA S.A


By: /s/ Camilo Verastegui
    ----------------------------------
Name:  Camilo Verastegui
Title: General Manager